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Exhibit 23.1

CONSENT OF UHY LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 to the prospectus filed on April 22, 2010, which refers to our firm under the caption "Experts" and includes our report dated March 18, 2011 with respect to the consolidated financial statements of Global Geophysical Services, Inc. and Subsidiaries as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010.

/s/ UHY LLP

Houston, Texas
March 18, 2011

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  Exhibit 23.1
CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM